Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Electronic Arts Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-32239, 333-60517, 333-84215, 333-39432, 333-44222, 333-67430, 333-99525, 333-107710, 333-117990, 333-120256, 33-127156, 333-131933, 333-138532, 333-145182, 333-148596, 333-152757, 333-161229, and 333-168680) and the registration statement on Form S-3 (No. 333-155409) of Electronic Arts Inc. (the Company) of our reports dated May 24, 2011, with respect to the consolidated balance sheets of Electronic Arts Inc. as of April 2, 2011 and April 3, 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended April 2, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of April 2, 2011, which reports appear in the April 2, 2011 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Mountain View, California

May 24, 2011